UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2007

ELITE ARTZ, INC.

  (Exact Name of Registrant as Specified in Charter)

Nevada	000-52020	90-0201309
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

251 JEANELL DRIVE SUITE 3 CARSON CITY NV 89703

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 801-244-2423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Rescission Agreement

On June 15, 2007, Elite Artz, Inc.(or the “Company”), Wishtop Group Limited (“Wishtop”) and Grace Well Holdings Limited (“Grace Well”), Cheung Kai, the shareholder of Wishtop and Feng Di, the shareholder of Grace Well (collectively referred to herein as the “Shareholders”) entered into a Rescission Agreement (the “Rescission Agreement”).  The Rescission Agreement rescinded the previous Agreement for Share Exchanged executed by and between the parties on February 16, 2007 pursuant to which the Company acquired a 100% ownership interest in Wishtop and a 100% ownership interest in Grace Well from the Shareholders in exchange for a total of 93,881,200 shares of the common stock of the Company. The parties have mutually determined that it is in the best interest of each of the parties to execute the Rescission Agreement, recinding both of these agreements and unwinding the deal altogether.  As a result of the Rescission Agreement, all issued shares of the Company shall be returned to the Company and all ownership of Grace Well and Wishtop will transfer to the original Shareholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Rescission Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2007

Elite Artz, Inc.

By:	/s/ Wong Nga Leung
Wong Nga Leung
Director